Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CLAUDE E. DAVIS, and FRANKLIN HALL, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and execute on behalf of the undersigned a Registration Statement, and any and all amendments to such Registration Statement filed with the, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any such amendments, as fully to all intents and purposes as he might or could do in person, and does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Claude E. Davis Claude E. Davis, Director	/s/ J. Franklin Hall J. Franklin Hall, Executive Vice
President & Chief Executive Officer	President and Chief Financial Officer

8/26/2008	8/26/08

Date	Date

/s/ Barry S. Porter Barry S. Porter, Director	/s/ Anthony M. Stollings Anthony M. Stollings, Senior Vice President,
Chairman of the Board	Chief Accounting Officer, & Controller
(Principal Accounting Officer)

8/26/2008 Date	8/26/08 Date

/s/ Donald M. Cisle Donald M. Cisle, Director	/s/ Richard E. Olszewski Richard E. Olszewski, Director

8/26/08 Date	8/26/08 Date

/s/ Corinne R. Finnerty Corinne R. Finnerty, Director	/s/ J. Wickliffe Ach J. Wickliffe Ach, Director

8/26/08 Date	8/26/08 Date

SIGNATURES, (CONT’D)

/s/ William J. Kramer William J. Kramer, Director	/s/ Susan L. Knust Susan L. Knust, Director

8/26/08 Date	8/26/08 Date

/s/ Murph Knapke Murph Knapke, Director

8/26/08 Date